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            CERTIFICATE OF THE DESIGNATION, PREFERENCES,
       RIGHTS AND LIMITATIONS OF ADDVANTAGE MEDIA GROUP, INC.
                SERIES C CONVERTIBLE PREFERRED STOCK

    Pursuant to Section 1032 of the Oklahoma General Corporation Act

	We, Kenneth A. Chymiak, President, and Lynnwood R. Moore, Jr., Secretary, of ADDvantage Media Group, Inc. (the "Company"), a corporation organized and existing under the Oklahoma General Corporation Act, in accordance with the provisions of Section 1032 thereof, do hereby certify:

	That pursuant to authority conferred upon the Board of Directors of the Company by the certificate of incorporation of the Company, said Board of Directors duly authorized and adopted, by means of a written unanimous consent to action dated November 19, 1999, the following resolution providing for the issuance of one series of the Company's preferred stock of the par value of $1.00 per share, to be designated "Series C Convertible Preferred Stock:

	"RESOLVED, that an issue of a series of preferred stock of the Company, designated "Series C Convertible Preferred Stock" (herein referred to as "Series C Preferred Stock"), par value $1.00 per share with a stated value of $36.75 per share and consisting of a maximum of 27,211 shares, is hereby provided for and the powers, preferences and relative and other special rights, and the qualifications, limitations and restrictions thereof, are hereby fixed as follows:

	1.	Priority; Number of Shares.

Shares of Series C Preferred Stock shall be prior to the Company's Common
Stock, $.01 par value per share ("Common Stock"), with respect to the payment of dividends and the distribution of assets. Shares of the Series C Preferred Stock shall be on a par with the Company's outstanding shares of its Series A 5% Cumulative Convertible Preferred Stock and its Series B 7% Cumulative Preferred Stock with respect to the distribution of assets. The number of shares which shall constitute Series C Preferred Stock shall be 27,211 shares.

	2.	Dividends.

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So long as any shares of Series C Preferred Stock shall remain outstanding, no dividend whatsoever (other than a dividend payable in Common Stock) shall be declared or paid upon shares of the Company's outstanding Common Stock or any other class of stock or series thereof ranking junior to Series C Preferred Stock in the payment of dividends, nor shall any shares of Common Stock or any other class of stock or series thereof ranking junior to Series C Preferred Stock in payment of dividends be redeemed or purchased by the Company or any subsidiary thereof, nor shall any monies be paid to or made available for a sinking fund for the redemption or purchase of any shares of common stock or any other class of stock or series thereof ranking junior to Series C Preferred Stock in payment of dividends, unless in each instance cash dividends on all outstanding shares of Series C Preferred Stock are declared and paid on an equivalent per share basis as those being declared and paid on the Common Stock or any other class of stock or series thereof ranking junior to Series C Preferred Stock. For these purposes, (i) the dividend to be paid to holders of the outstanding shares of Series C Preferred Stock on a per share basis which is equivalent to the dividend declared and paid on the Common Stock shall be the amount of the dividend per share declared and paid on the Common Stock multiplied by the number of shares of Common Stock into which each share of outstanding Series C Preferred Stock shall then be convertible, including fractional shares, and (ii) the dividend to be paid to holders of the outstanding shares of Series C Preferred Stock on a per share basis which is equivalent to the dividend declared and paid on any other class of stock or series thereof ranking junior to Series C Preferred Stock as to dividends shall be the amount of the dividend per share declared and paid on each share of such class or series of stock multiplied by a fraction, the numerator of which shall be the stated value per share of the class or series of stock on which such dividend is declared and paid and the denominator shall be the stated value per share of the Series C Preferred Stock as specified herein.

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	3.	Preference On Liquidation.

		(a)	In the event of any voluntary or involuntary liquidation,
	distribution of assets (other than the payment of dividends), dissolution or winding up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or of any other class of stock of the Company ranking junior to Series C Preferred Stock in distribution of assets upon liquidation, the holders of shares of Series C Preferred Stock shall each be entitled to receive payment of the stated value per share held by them plus any declared and unpaid dividends, but they shall be entitled to no further payment with respect to such shares. Notwithstanding anything to the contrary provided in this Section 3(a), if at the time of any liquidation, distribution of assets, dissolution or winding up of the Company, the outstanding shares of Series C Preferred Stock may not be converted into shares of Common Stock because the authorized capital of the Company does not include a sufficient number of authorized but unissued shares of Common Stock available for issuance upon such conversion, the liquidation preference of the Series C Preferred Stock set forth above shall not be less than the amount per share that would be distributable to holders of Common Stock multiplied by the number of shares of Common Stock in which the shares of Series C Preferred Stock would be convertible if (i) there were sufficient shares of authorized but unissued Common Stock available therefor, and (ii) all of the outstanding shares of Series C Preferred Stock had been converted into shares of Common Stock immediately prior to such liquidation, distribution of assets, dissolution or winding up of the Company.

		(b)	Nothing herein contained shall be deemed to prevent redemption
	of shares of Series C Preferred Stock by the Company in the manner
	provided in Paragraph 4.  Neither the merger nor consolidation of the
	Company into or with any other corporation, nor the merger or consolida-
	tion of any other corporation into or with the Company, nor a sale,
	transfer or lease of all or any part of the assets of the Company, shall
	be deemed to be a liquidation, dissolution or winding up of the Company
	within the meaning of this Paragraph 3.

		(c)	Written notice of any voluntary or involuntary liquidation,
	dissolution or winding up of the affairs of the Company, stating a payment
	date and the place where the distributable amounts shall be payable and
	containing a statement of or reference to the conversion right set forth
	in Paragraph 6, shall be given, by not less than thirty days prior to the
	payment date stated therein, to the holders of record of Series C
	Preferred Stock.

		(d)	No payment on account of such liquidation, dissolution or
	winding up of the affairs of the Company shall be made to the holders of any class or series of stock ranking on a parity with Series C Preferred Stock in respect to the distribution of assets, unless there shall likewise be paid at the same time to the holders of Series C Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distributions.

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	4.	Redemption.

		(a)	At any time and from time to time after the Company's
	Certificate of Incorporation has been amended to increase the number of authorized shares of Common Stock to an amount which is necessary to have sufficient shares available for issuance upon a conversion of all of the outstanding shares of Series C Preferred Stock, the Company, at the option of the Board of Directors, may redeem all or less than all of the shares of Series C Preferred Stock or either series thereof then outstanding at a redemption price equal to the stated value per share plus all declared and unpaid dividends thereon.

		(b)	Notice of any redemption, specifying the date fixed for said
	redemption and the place where the amount to be paid upon redemption is
	payable, shall be given at least thirty (30) days but not more than sixty
	(60) days prior to said redemption date to the holders of record of Series
	C Preferred Stock to be redeemed, if applicable.  If such notice of
	redemption shall have been so mailed, and if on or before the redemption
	date specified in such notice all funds necessary for such redemption
	shall have been set aside by the Company separate and apart from its other
	funds, in trust for the account of the holders of the shares to be
	redeemed, so as to be and continue to be available therefor, then on and
	after said redemption date, notwithstanding that any certificate for
	shares of Series C Preferred Stock to be redeemed shall not have been
	surrendered for cancellation, the shares represented thereby shall be
	deemed to be no longer outstanding and all rights with respect to such
	shares of Series C Preferred Stock shall forthwith cease and terminate,
	except only the right of the holders thereof to receive out of the funds
	so set aside in trust the amount payable on redemption thereof, but
	without interest.  However, if such notice of redemption shall have been
	so mailed, and, if prior to the date such notice of redemption shall have
	been so mailed and prior to the date of redemption specified in such
	notice, all said funds necessary for such redemption shall have been
	irrevocably deposited in trust, for the account of the holders of the
	shares of Series C Preferred Stock to be redeemed (and so as to be and
	continue to be available therefor), with a bank or trust company named in
	such notice doing business in the City of Tulsa, Oklahoma, thereupon and
	without awaiting the redemption date, all such shares of Series C
	Preferred Stock shall be deemed to be no longer outstanding, and all
	rights with respect to such shares of Series C Preferred Stock shall
	forthwith upon such deposit in trust cease and terminate, except only the
	right, if any, of the holders thereof to convert such shares in accordance
	with the provisions of Paragraph 6 at any time prior to the close of
	business on the business day next preceding the redemption date, and the
	right of the holders thereof on or after the redemption date to receive
	from such deposit the amount payable upon the redemption, but without
	interest.  In case the holders of shares of Series C Preferred Stock
	called for redemption shall not within six years (or any longer period if
	required by law) after the redemption date claim any amount so deposited
	in trust for the redemption of such shares, such bank or trust company
	shall, upon demand, pay over to the Company any such unclaimed amount so
	deposited with it, and shall thereupon be relieved of all responsibility
	in respect thereof, and thereafter the holders of such shares shall look
	only to the Company for payment of the redemption price thereof, but
	without interest.

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		(c)	Shares of the Preferred Stock redeemed or otherwise purchased
	or acquired by the Company shall not be reissued as shares of Series C
	Preferred Stock, but shall assume the status of authorized but unissued
	preferred stock of the Company.

	5.	Voting Rights.

The holders of Series C Preferred Stock shall have, in addition to such voting rights as are required by law, the voting rights set forth below:

		(a)	In all matters that are brought before the stockholders of the
	Corporation, each holder of shares of Series C Preferred Stock shall be
	entitled to that number of votes as the number of whole shares of Common
	Stock into which all of the  shares of Series C Preferred Stock owned by
	such holder are convertible pursuant to Section 6 hereof at the record
	date for determining the stockholders of the Corporation entitled to vote
	on such matters.  Fractional votes will not be counted.

		(b)	So long as any of the Series C Preferred Stock is outstanding,
	the Corporation, without the consent of the holders of at least a majority
	of the shares of the Series C Preferred Stock then outstanding or such
	greater number of shares as shall then be required by the Certificate of
	Incorporation of the Corporation or by law, by a vote at a meeting of such
	holders or by written consent of such holders without a meeting, will not:

			(1)	authorize (i) the creation of any class of stock of the
	Corporation ranking as to the distribution of assets prior to the
	Series C Preferred Stock, or (ii) the creation of any obligation or
	security convertible into or evidencing the right to purchase shares
	of any such class of stock, or (iii) an increase in the authorized
	amount of any such class of stock created prior hereto;

			(2)	designate any series of Preferred Stock ranking as to
		the distribution of  assets prior to the Series C Preferred Stock;
		or

			(3)	alter or change the powers, preferences or special
		rights of the shares of Series C Preferred Stock or the shares of
		Preferred Stock, as a class, so as to affect them adversely to a
		material extent (excluding, however, an increase or decrease in the
		aggregate number of authorized shares of such class).

	6.	Convertibility.

	Subject to subparagraph 6(m) below, shares of Series C Preferred Stock shall be convertible into Common Stock on the following terms and conditions:

		(a)	Subject to and upon compliance with the provisions of this
	paragraph 6, the holder of any shares of Series C Preferred Stock shall have the right, at such holder's option, at any time or from time to time

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	(i) after the Company's Certificate of Incorporation has been amended to
	increase the number of authorized shares of Common Stock to an amount which is necessary to have sufficient shares available for issuance upon a conversion of all of the outstanding shares of Series C Preferred Stock, and (ii) before the close of business on the date next preceding the date fixed for redemption or repurchase of such shares of Series C Preferred Stock (unless the Company shall default in payment due upon such redemp-tion or repurchase), to convert any of such shares into such number of fully paid and nonassessable shares of Common Stock at the Conversion Price (as hereafter defined) therefor in effect at the time of conversion. In addition, at any time from and after the Company's Certificate of Incorporation has been amended to increase the number of authorized shares of Common Stock to an amount which is necessary to have sufficient shares available for issuance upon a conversion of all of the outstanding shares of Series C Preferred Stock, the Company may cause all of the outstanding shares of Series C Preferred Stock to be converted into shares of Common Stock by giving notice to all of the holders of the outstanding shares of Series C Preferred Stock not less than thirty days prior to the date set for conversion.

		(b)	Each share of Series C Preferred Stock shall be convertible
	into the number of shares of Common Stock that results from dividing the
	stated value per share of Series C Preferred Stock by the Conversion
	Price, as hereinafter defined.  The Conversion Price as of the original
	date of issuance of Series C Preferred Stock shall be $3.675 per share of
	Common Stock subject to adjustment from time to time as provided herein.

		(c)	The holder of any shares of Series C Preferred Stock may
	exercise the conversion right as to any part thereof by surrendering to
	the Company at the office of any transfer agent of the Company for
	Series C Preferred Stock or at the principal office of the Company, the
	certificate or certificates for the shares to be converted, accompanied by
	written notice stating that the holder elects to convert all or a
	specified portion of the shares represented thereby and stating the name
	or names (with addresses) in which the certificate or certificates for the
	shares of Common Stock are to be issued.  The Company may exercise its
	right	to cause the conversion of the shares of Series C Preferred Stock by
	giving each holder thereof written notice of the Company's election to
	cause such conversion as provided in subparagraph 6(a) above.  Subject to
	the provisions of this paragraph 6, every such notice of election to
	convert shall constitute a contract between the holder of such shares and
	the Company whereby such holder shall be deemed to subscribe for the
	number of shares of Common Stock which he will be entitled to receive upon

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	such conversion and, in payment and satisfaction of such subscription, to
	surrender such shares of Series C Preferred Stock and to release the Company from all obligations thereon and whereby the Company shall be deemed to agree that the surrender of such shares and the extinguishment of obligations thereon shall constitute full payment for Common Stock so subscribed for and to be issued upon such conversion. Conversion shall be deemed to have been effected on the date when delivery of such notice and, in the case of an election by the holder of the Series C Preferred Stock, such shares is made, and such date is referred to herein as the "Conversion Date." If notice of conversion shall have been provided by the Company, then on and after the Conversion Date, notwithstanding that any certificate for shares of Series C Preferred Stock to be redeemed shall not have been surrendered for cancellation, the shares represented thereby shall be deemed to be no longer outstanding and all rights with respect to such shares of Series C Preferred Stock shall forthwith cease and terminate, and such certificates shall thereafter represent the number of shares of Common Stock into which such shares of Series C Preferred Stock are convertible. However, holders of the certificates formerly representing the shares of Series C Preferred Stock shall not be entitled to receive any dividends that may be declared and paid on the outstanding shares of Common Stock until such time as such certificates have been surrendered and certificates evidencing the shares of Common Stock into
	which	such shares of Series C Preferred Stock have been converted have
	been delivered to such holders. As promptly as practicable after any certificate representing shares of Series C Preferred Stock shall have been surrendered to the Company, the Company shall issue and deliver, to or upon the written order of such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 6(j). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.

		(d)	If the Company shall at any time or from time to time after
	the original issue date of Series C Preferred Stock effect a subdivision
	or combination of any outstanding Common Stock, including a dividend
	payable in Common Stock, the Conversion Price then in effect immediately
	before such subdivision or combination shall be proportionately adjusted
	by multiplying the then effective Conversion Price by a fraction, (i) the
	numerator of which shall be the number of shares of Common Stock issued
	and outstanding immediately prior to such subdivision or combination, and
	(ii) the denominator of which shall be the number of shares of Common
	Stock issued and outstanding immediately after such subdivision or
	combination.  The number of shares of Common Stock outstanding at any time
	shall, for the purposes of this resolution, include the number of shares
	of Common Stock into which any convertible securities of the Company,
	including Series C Preferred Stock, may be converted, or for which any
	warrant, option or rights of the Company may be exercised or exchanged.
	Any adjustment under this resolution shall become effective at the close
	of business on the date the subdivision or combination becomes effective.
	Advance notice of events which would give rise to an adjustment in the
	Conversion Price shall be given to holders of Series C Preferred Stock,
	but failure to give such notice shall not affect the validity or
	effectiveness of such event.  No adjustment of the Conversion Price shall
	be made for the issuance of shares of Common Stock to employees pursuant
	to the Company's or any subsidiary's stock ownership, stock option or
	other benefit plan.  No adjustment of the Conversion Price will be
	required to be made in any case until cumulative adjustments amount to one
	percent or more of the Conversion Price.

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		(e)	In the event the Company at any time or from time to time
	after the original issue date of Series C Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in (i) evidences of indebtedness of the Company, (ii) assets of the Company (other than cash dividends or distributions paid out of retained earnings), or (iii) securities of the Company other than Common Stock, then and in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such evidences, assets or securities that they would have received had they held, on such record date, the maximum number of shares of Common Stock into which their Series C Preferred Stock could then have been converted.

		(f)	If Common Stock issuable upon the conversion of Series C
	Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Paragraph 6), then and in each such event the holders of Series C Preferred Stock shall have the right thereafter to convert each such share into the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such Series C Preferred Stock could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

		(g)	If at any time or from time to time there shall be a capital
	reorganization of Common Stock (other than a subdivision, combination,
	reclassification or exchange of shares provided for in this Paragraph 6)
	or a merger or consolidation of the Company with or into another
	corporation, or the sale of all or substantially all the Company's
	properties and assets or capital stock to any other person, then, as a
	part of such reorganization, merger, consolidation or sale, provision
	shall be made so that each holder of Series C Preferred Stock shall
	thereafter be entitled to receive, upon conversion of Series C Preferred
	Stock, the number of shares of stock or other securities or property of
	the Company, or of the successor corporation resulting from such merger of
	consolidation or sale as though conversion of Series C Preferred Stock had
	occurred immediately prior to such event, provided such holder (x) is not
	the entity with which the Company consolidated or into which the Company
	merged or which merged into the Company or to which such sale or transfer
	was made, as the case may be, or an affiliate of such an entity and (y)
	failed to exercise its rights of election, if any, as to the kind or
	amount of securities, cash and other property receivable upon such
	consolidation, merger, sale or transfer. In any such case, appropriate
	adjustment shall be made in the application of the provisions of this
	Paragraph 6 with respect to the rights of the holders of Series C
	Preferred Stock after the reorganization, merger, consolidation or sale to
	the end that the provisions of this Paragraph 6 (including adjustment of
	the Conversion Price then in effect and the number of shares purchasable
	upon conversion of Series C Preferred Stock) shall be applicable after
	that event as nearly equivalent as may be practicable.

		(h)	Series C Preferred Stock shall not be subject to any sinking
	fund for the purchase or redemption of shares.

		(i)	In each case of an adjustment or readjustment of a Conversion
	Price for Common Stock issuable upon conversion of Series C Preferred
	Stock, the Company, at its expense, shall cause independent certified
	public accountants of recognized standing selected by the Company (who
	shall be the independent certified public accountants then reviewing or
	auditing the books of the Company) to compute such adjustment or
	readjustment in accordance herewith and prepare a certificate showing such
	adjustment or readjustment, and shall provide a copy of such certificate
	to each registered holder of that Series C Preferred Stock in the manner
	in which notices are to be given hereunder.  The certificate shall set
	forth such adjustment or readjustment and show in detail the facts upon
	which such adjustment or readjustment is based.

		(j)	No fractional shares of Common Stock or scrip shall be issued
	upon conversion of shares of Series C Preferred Stock.  If more than one
	share of Series C Preferred Stock shall be surrendered for conversion at
	any one time by the same holder, the number of full shares of Common Stock
	issuable upon conversion thereof shall be computed on the basis of the
	aggregate number of shares of Series C Preferred Stock so surrendered.
	Instead of any fractional share of Common Stock which would otherwise be
	issuable upon conversion of any shares of Series C Preferred Stock, the
	Company shall pay a cash adjustment in respect of such fractional interest
	in an amount equal to that fractional interest of the then Current Market
	Price.  The "Current Market Price" at any date shall mean the price per
	share of Common Stock on such date determined by the Board of Directors as
	provided below.  The Current Market Price shall be the average of the
	daily closing prices per share of Common Stock for thirty (30) consecutive
	business days ending no more than fifteen (15) business days before the
	day in question (as adjusted for any stock dividend, split, combination or
	reclassification that took effect during such thirty (30) business day
	period).  The closing price for each day shall be the last reported sales
	price regular way or, in case no such reported sales take place on such
	day, the average of the last reported bid and asked prices regular way, in
	either case on the principal national securities exchange on which Common
	Stock is listed or admitted to trading, or if not listed or admitted to
	trading on any national securities exchange, the average of the highest
	bid and the lowest asked prices quoted on The Nasdaq Stock Market;
	provided, however, that if Common Stock is not traded in such manner that
	the quotations referred to above are available for the period required
	hereunder, Current Market Price per share of Common Stock shall be deemed
	to be the fair value as determined by the Board of Directors, irrespective
	of any accounting treatment.

		(k)	If the shares of Series C Preferred Stock shall be called for
	redemption, the right to convert such shares shall terminate and expire at
	the close of business on the last business day preceding the redemption
	date.

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		(l)	The Company shall pay any tax in respect of the issue of stock
	certificates on conversion of shares of Series C Preferred Stock.  The
	Company shall not, however, be required to pay any tax which may be
	payable in respect of any transfer involved in the issue and delivery of
	stock	in a name other than that of the holder of the shares converted,
	and the Company shall not be required to issue or deliver any such stock
	certificate unless and until the person or persons requesting the issuance
	thereof shall have paid to the Company the amount of any such tax or shall
	have established to the satisfaction of the Company that such tax has been
	paid.

		(m)	The Company shall, as soon as reasonably practicable, propose
	to its shareholders approval of an amendment to the Company's certificate
	of incorporation increasing the number of authorized shares of Common
	Stock to an amount which is at least sufficient to have available the full
	number of shares of Common Stock that would be issuable upon an exercise
	in full of all of the outstanding shares of Series C Preferred Stock.
	Thereafter, the Company shall at all times reserve and keep available out
	of its authorized Common Stock the full number of shares of Common Stock
	deliverable upon the conversion of all outstanding shares of Series C
	Preferred Stock and shall take all such action as may be required from
	time to time in order that it may validly and legally issue fully paid and
	nonassessable shares of Common Stock upon conversion of Series C Preferred
	Stock.  As a condition precedent to the taking of any action which would
	cause an adjustment to the Conversion Price for Series C Preferred Stock,
	the Company will take such corporate action as may, in the opinion of its
	counsel, be necessary to authorize such number of shares of Common Stock
	as shall be issuable pursuant to such adjusted Conversion Price.

	(n)	Shares of Series C Preferred Stock converted shall not be
	reissued as shares of Series C Preferred Stock, but shall assume the status of authorized but unissued shares of preferred stock of the Company.

	(o)	If any shares of Common Stock to be reserved for the purpose
	of conversion of shares of Series C Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any shares of Common Stock into which the shares of Series C Preferred Stock are then convertible are listed on any national securities exchange or The Nasdaq Stock Market, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange or The Nasdaq Stock Market, as the case may be, upon official notice of issuance, all shares of Common Stock issuable upon conversion.

	(p)	All shares of Common Stock which may be issued upon conversion
	of the shares of Series C Preferred Stock will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result.

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	7.	Authorized Shares.

	The number of authorized shares of Series C Preferred Stock may be increased or decreased by further resolutions duly adopted by the Board of Directors of the Company and the filing of a certificate pursuant to the provisions of the Oklahoma General Corporation Act stating that such increase or decrease has been so authorized.

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	8.	General Provisions.

		(a)	Any notice required by the provisions of this resolution to be
	given to holders of record of Series C Preferred Stock shall be deemed
	given when personally delivered to such holder or five business days after
	the same has been deposited in the United States mail, certified or
	registered mail, return receipt requested, postage prepaid, and addressed
	to that holder of record at its address appearing on the books of the
	Company.

		(b)	The Company shall not amend the certificate of incorporation
	of the Company or participate in any reorganization, recapitalization,
	transfer of assets, consolidation, merger, dissolution, issue or sale of
	securities or any other voluntary action, for the purpose of avoiding or
	seeking to avoid the observance or performance of any of the terms to be
	observed or performed hereunder by the Company.

	IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Kenneth A. Chymiak, as President, and its corporate seal to be hereunto affixed and attested by Lynnwood R. Moore, Jr., as Secretary, this 19th day of November, 1999, and each of said persons by his signature hereto affirms that this Certificate is his act and deed and the act and deed of said Company, and that the facts stated therein are true.


							The Company:

							ADDVANTAGE MEDIA GROUP, INC.


							By:   \s\ Kenneth A. Chymiak

						      Kenneth A. Chymiak,
							President

[SEAL]

Attest:


   \s\ Lynnwood R. Moore, Jr.
Lynnwood R. Moore, Jr. Secretary

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